Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-204155) pertaining to the Helius Medical Technologies, Inc. June 2014 Stock Incentive Plan of our report dated June 21, 2015, relating to the financial statements of Helius Medical Technologies, Inc. (formerly NeuroHabiliatation Corporation) (the “Company”) included in this Annual Report (Form 10-K) of the Company for the year ended March 31, 2015.

/s/ BDO CANADA LLP

Vancouver, Canada
June 21, 2015